EXHIBIT 2.01

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made and entered into this 18th day of July, 1997, by and between Intercell Technologies Corporation, a Colorado corporation, formerly known both as "Secure Luggage Systems, Inc." and "Emulation Products, Inc." (the "Company"), 7201 East Camelback Road, Suite #250, Scottsdale, Arizona 85251, and Intercell Corporation, a Colorado corporation (hereinafter referred to as the "Seller"), 370 Seventeenth Street, Suite #3290, Denver, Colorado 80202.

                                    RECITALS:

     WHEREAS, the Seller desires to sell, assign, transfer, convey and deliver to the Company, and the Company desires to purchase, acquire and receive from the Seller, all 100 issued and outstanding shares of common stock, no par value per share (the "IWC Common Shares"), of Intercell Wireless Corp., an Arizona corporation ("IWC"), 7201 East Camelback Road, Suite #250, Scottsdale, Arizona 85251, and all 100 issued and outstanding shares of common stock, no par value per share (the "CMI Common Shares"), of Cellular Magnetics, Inc., doing business as M.C. Davis Company, an Arizona corporation ("CMI"), 10671 West Battaglia Road, Arizona City, Arizona 85223, owned of record and beneficially by the Seller, in exchange for the consideration described in Section 1.02 of this Agreement, on the terms and subject to the conditions set forth herein; and

     WHEREAS, Seller desires to sell, assign, transfer, convey and deliver to the Company certain assets and liabilities of Seller, including without limitation, all of the Seller's right, title and interest in and to those certain patent applications, no. 08/658,355 and 08/715,796, relating to the cellular antenna (the "Patents"), which were filed on behalf of the Seller with the U.S. Patent and Trademark Office on June 5, 1996, and September 19, 1996, respectively, and the Company desires to purchase and assume the same pursuant to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals, which constitute a substantive part of this Agreement, and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                  SALE AND PURCHASE OF SHARES AND OTHER ASSETS

     Section 1.01. SALE AND ASSIGNMENT OF SHARES AND OTHER ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, the Seller will sell, assign, transfer, convey and deliver to the Company and the Company shall purchase, receive and assume the following:

          (a) all of the issued and outstanding IWC Common Shares and the CMI Common Shares (collectively, the "IWC and CMI Common Shares"), free and clear of all liens, claims or encumbrances;

          (b) all of the Seller's right, title and interest in and to the Patents, substantially in the form of the assignment agreement attached hereto as Exhibit A (the "Patent Assignment");

          (c) a cashier's check, money order or other form of "cleared" funds in the amount of $345,500.00 (less all payments previously advanced), which shall include payment for the total amount of $17,500.00 due and payable pursuant to the provisions of those certain management contracts between the Seller and Messrs. Lou Ross and Terry W. Neild through June 30, 1997, and the aggregate amount of $28,000.00 payable in full satisfaction of all expenses for legal fees incurred by Mr. Lou Ross relating to the American Microcell Corporation matter, as specified in the Assumption Obligation and Release attached hereto as Exhibit B (the "Assumption and Release Agreement");

          (d) an opinion of Seller's counsel, substantially in the form attached hereto as Exhibit C (the "Stock Option Opinion"), certifying the validity of those certain option agreements to purchase the no par value common stock of the Seller owned of record and beneficially by Messrs. Lou Ross and Terry W. Neild; and

          (e) if not previously delivered, a bill of sale dated as of the Closing Date, substantially in the form attached hereto as Exhibit D (the "Bill of Sale"), providing for the sale of all of the office furniture and equipment presently located on the premises of the offices of the Corporation in Scottsdale, Arizona for an aggregate sale price in the amount of $75,000.

     Section 1.02. CONSIDERATION. As consideration for the properties, rights and agreements conveyed by Seller of the Company set forth in Section 1.01 above, the Company agrees to pay the following consideration, deliver the following documents and take the following actions (collectively "the Purchase Price"):

          (a) issue to Seller newly-issued certificates of the Company's common stock, no par value per share (the "Common Stock"), and Warrants (the "Warrants") to purchase the Common Stock substantially in the form of the Warrant Agreement attached hereto as Exhibit E (the "Warrant Agreement"). The Warrants shall entitle the Seller to purchase one share of the Common Stock at an exercise price of $2.25 per share during the period ending three (3) years from the Closing Date. The total number of shares of Common Stock and Warrants to be issued shall be determined on the basis of one share of Common Stock and one Warrant for each five (5) shares of common stock, no par value per share (the "Seller's Common Shares") outstanding on July 18, 1997;

          (b) agree to register within one year of the Closing Date the Common Stock, Warrants and the Common Stock underlying the Warrants, to be delivered to Seller pursuant to subsection 1.02(a) in accordance with the terms and provisions of the registration rights agreement substantially in the form attached hereto as Exhibit F (the "Registration Rights Agreement");

          (c) deliver 1,100,000 shares of the no par value common stock of Seller to Seller;

          (d) if not previously delivered, execute and deliver a corporate promissory note, dated as of the Closing Date, substantially in the form attached hereto as Exhibit G (the "$2,200,000 Note"). The $2,200,000 Note shall be for the principal amount of $2,200,000 and bear interest at the rate of ten percent (10%) per annum and be guaranteed by a stock pledge and security agreement substantially in the form attached hereto as Exhibit H (the "Stock Pledge Agreement");

          (e) enter into a royalty agreement substantially in the form attached hereto as Exhibit I (the "Royalty Agreement"), which Royalty Agreement shall provide the Seller with a 10% royalty on future revenues earned on the sale of cellular phone antennas with a cap of $5,000,000 on total royalties;

          (f) execute and deliver a secured promissory note, dated as of the Closing Date, substantially in the form attached hereto as Exhibit J (the "Secured Promissory Note"). The Secured Promissory Note shall be for the principal amount of $375,000 and bear interest at the rate of 10% per annum, be payable on November 30, 1997, and be secured by a security agreement substantially in the form attached hereto as Exhibit K (the "Security Agreement"), and a financing statement on Form UCC-1 (the "Financing Statement"), dated as of the Closing Date;

          (g) execute an assignment and assumption of lease agreement substantially in the form attached hereto as Exhibit L (the "Assignment and Assumption of Lease Agreement"), wherein the Company will sublease from the Seller the premises located in Scottsdale, Arizona, presently occupied by the Seller for the balance of the rental term and upon the same terms and conditions as currently paid by the Seller or otherwise enter into a new lease with the landlord of the premises, with Seller being unconditionally released from all obligations under the old lease; and

          (h) enter into an assumption agreement substantially in the form attached hereto as Exhibit M (the "Assumption Agreement"), wherein the Company will assume full liability and responsibility for all operating expenses associated with such entities, including all related personnel and compensation expenses, including the Seller's obligations to pay the sums of $35,500.00 and $10,000.00 to Messrs. Lou Ross and Terry W. Neild, respectively.

     Section 1.03. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated as set forth in Schedule 1.03 to this Agreement. The parties covenant and agree that they shall not take any position inconsistent with the provisions of this Section 1.03 in any filings with any governmental and/or taxing authorities.

                                   ARTICLE II

                                     CLOSING

     Section 2.01. The consummation of the sale to and purchase by the Company of the IWC and CMI Common Shares and the related obligations and assets of the Seller set forth in Section 1.01 (the "Closing") shall occur simultaneously with the signing of this Agreement at the offices of Kutak Rock, located at 717 Seventeenth Street, Suite 2900, Denver, Colorado 80202, at 1:00 p.m., Mountain Daylight Time, on July 18, 1997 (the "Closing Date"), or at such other time, date and place not later than July 31, 1997, as the parties may mutually agree in writing. As express conditions subsequent to the effectiveness of this Agreement, (i) all documents to be delivered at Closing pursuant to the terms and provisions of this Section 2.01 shall be delivered, in a form satisfactory to the parties, by Thursday, July 24, 1997, or by such later date to which the Closing may be extended as provided for in this Agreement, and (ii) all representations and warranties of the parties to this Agreement must be true and accurate as of July 24, 1997 or such later date agreed to by the parties. If any of the preceding conditions subsequent are not met, then this Agreement shall automatically terminate and be void ab initio, both parties shall pay their own expenses incurred in connection herewith and neither party hereto shall have any further obligations hereunder; provided, however, that no such termination shall constitute a waiver by either party which is not in default of any of its respective representations, warranties or covenants herein, of any rights or remedies it might have at law if the other party is in default of any of its respective representations, warranties or covenants under this Agreement. The satisfaction of the foregoing conditions subsequent shall result in all acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, being deemed to occur contemporaneously and simultaneously at 5:00 p.m. on the Closing Date.

          (a) At or prior to the Closing, but in no event later than Thursday, July 24, 1997, the Company shall execute, deliver, or cause to be delivered, to the Seller:

               (i) newly-issued certificates in the name of Seller for that number of shares of Common Stock and related Warrants set forth in
          Section 1.02 of this Agreement and the Warrant Agreement;

               (ii) the Registration Rights Agreement;

               (iii) stock certificates or other written confirmation evidencing 1,100,000 shares of Seller's no par value common stock, duly executed, endorsed and/or authenticated for transfer to the Seller;

               (iv) the $2,200,000 Note;

               (v) the Stock Pledge and Security Agreement;

               (vi) the Royalty Agreement;

               (vii) the Secured Promissory Note;

               (viii) the Security Agreement and UCC-1 Financing Statement;

               (ix) the Assignment and Assumption of Lease Agreement;

               (x) the Assumption Agreement; and

               (xi) the certified resolutions of the Company's Board of Directors, certified as of the date of the Closing as being in full force and effect by an appropriate officer of the Company, duly adopted by the Board of Directors of the Company adopting and approving this Agreement, which shall be in form and substance reasonably satisfactory to the Seller and its counsel.

          (b) At or prior to the Closing, but in no event later than Thursday, July 24, 1997, the Seller shall deliver to the Company:

               (i) duly executed, endorsed and/or authenticated for transfer stock certificates evidencing the ownership by the Seller of the IWC and CMI Common Shares;

               (ii) a cashier's check, money order or other form of "cleared" funds in the amount of $345,500.00 less all previous payments made to the Company;

               (iii) the Assignment of Patent Agreement;

               (iv) the Stock Option Opinion Letter of the Seller's counsel;

               (v) the Bill of Sale;

               (vi) the certified resolutions of the Seller's Board of Directors, certified as of the date of the Closing as being in full force and effect by an appropriate officer of the Seller, duly adopted by the Board of Directors of the Seller adopting and approving this Agreement, which shall be in form and substance reasonably satisfactory of the Company and its counsel; and

               (vii) the opinion letters of the Seller's and IWC's and CMI's counsel in the forms attached hereto as Exhibits O, P and Q.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Company as follows (it being acknowledged that the Company is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of the Company hereunder):

     Section 3.01. ORGANIZATION AND CORPORATE POWER. IWC and CMI are corporations duly organized, validly existing and in good standing under the laws of the State of Arizona, and to the knowledge of Seller based upon representations of Terry W. Neild, President of IWC and CMI, are duly qualified and in good standing to do business as foreign corporations in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon said corporations. IWC and CMI have all requisite corporate power and corporate authority to conduct their respective businesses as now being conducted and to own and lease the personal property, and to lease the real property, which they now own and lease, respectively. The Articles of Incorporation of IWC and CMI, as amended to date, certified by the Arizona Corporations Commissioner, and the Bylaws of IWC and CMI, as amended to date, certified by the President and the Secretary of each corporation, which have been delivered to the Company prior to the execution hereof, are true and complete copies thereof as in effect as of the date of this Agreement.

     Section 3.02. AUTHORIZATION. The Seller has full power, legal capacity and authority to enter into this Agreement and the Seller, IWC and CMI have full power, legal capacity and corporate authority to enter into all attendant documents and instruments necessary to consummate the transactions contemplated by this Agreement, to sell, assign, transfer, convey and deliver the IWC and CMI Common Shares to the Company and to perform all of the obligations to be performed by each of them hereunder. All agreements, documents and instruments to be executed in connection herewith by the Seller, IWC and CMI have been effectively authorized by all necessary action, corporate or otherwise, on the part of each corporation, which authorizations remain in full force and effect, have been duly executed and delivered by each corporation and no other corporate proceedings on the part of the Seller, IWC or CMI are required to authorize the execution and delivery of such agreements, documents and instruments. This Agreement has been duly executed and delivered by the Seller; constitutes the legal, valid and binding obligation of the Seller; and is enforceable with respect to the Seller in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, the consummation by the Seller, IWC and CMI of any of the transactions contemplated hereby nor the compliance by the Seller, IWC or CMI with any of the provisions hereof will
(a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of the Seller's, IWC's or CMI's charter documents) to which any of the Seller, IWC or CMI is a party or by which any of the assets or properties of the Seller, IWC or CMI may be bound or
(b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to any of the Seller, IWC or CMI or any of the assets or properties of the Seller, IWC or CMI. To the best knowledge of the Seller, no authorization, consent or approval of any public body or authority is necessary for the consummation by the Seller, IWC and CMI of the transactions contemplated by this Agreement.

     Section 3.03. CAPITALIZATION.

          (a) The authorized capital stock of IWC consists of 10,000,000 IWC Common Shares, no par value per share. As of the date of this Agreement, there are 100 IWC Common Shares issued and outstanding, with no IWC Common Shares held in IWC's treasury. All of the outstanding IWC Common Stock have been duly authorized and validly issued and fully-paid and nonassessable.

          (b) The authorized capital stock of CMI consists of 50,000,000 CMI Common Shares, no par value per share. As of the date of this Agreement, there are 100 CMI Common Shares issued and outstanding, with no CMI Common Shares held in CMI's treasury. All of the outstanding shares of Common Stock of CMI have been duly authorized and are validly issued and fully-paid and nonassessable.

          (c) There are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from IWC or CMI any capital stock of IWC or CMI, respectively, or any securities convertible into or exchangeable for any shares of capital stock of IWC or CMI, respectively, or any other securities or agreement pursuant to which IWC or CMI is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of IWC or CMI to repurchase, redeem or otherwise acquire any of the outstanding IWC or CMI Common Shares.

          (d) There currently are no rights, agreements or commitments of any character obligating IWC or CMI, contingently or otherwise, to register any shares of the capital stock of either corporation under any applicable federal or state securities laws.

     Section 3.04. OWNERSHIP OF IWC AND CMI. The Seller owns 100 IWC Common Shares and 100 CMI Common Shares, constituting all of the issued and outstanding shares of capital stock of IWC and CMI, respectively, free and clear of (a) any lien, charge, mortgage, pledge, conditional sale agreement or other encumbrance of any kind or nature whatsoever and (b) any claims as to ownership thereof or any rights, powers or interest therein by any third party, whether legal or beneficial and whether based on contract, proxy or other document or otherwise.

     Section 3.05. BROKERAGE. The Seller has no obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement, and the Seller shall indemnify and hold the Company harmless against any liability or expenses arising out of any such claim.

     Section 3.06. INVESTMENT REPRESENTATION. The Seller has the knowledge and experience in business and financial matters to meaningfully evaluate the merits and risks of the disposition of the IWC and CMI Common Shares, the payment of the cash, the assignment of the patent applications, the execution and delivery of a bill of sale and the delivery of the other consideration as contemplated hereby in exchange and consideration for the receipt of certain newly-issued shares of the Common Stock, the receipt of certain of the Seller's Common Shares to be held as treasury shares or canceled, the receipt of certain promissory notes, agreements and Warrants and the receipt of other consideration as contemplated hereby. The Seller has had the opportunity to conduct an independent review of the business, assets, properties, books and records of the Company for the purpose of satisfying itself as to the truth, accuracy and completeness of the representations and warranties made by the Company. The Seller understands and acknowledges that the newly-issued shares of the Common Stock and certain of the Seller's Common Shares will be issued and/or delivered to the Seller in the transactions contemplated hereby without registration or qualification or other filings being made under the U.S. Securities Act of 1933, as amended, or any applicable state securities or "Blue Sky" law, in reliance upon specific exemptions therefrom, and in furtherance thereof the Seller represents that the shares of the Common Stock will be taken and received by it for its account for investment, with no present intention of a distribution or disposition thereof to the Seller's shareholders on or before July 18, 1998 or, absent a currently effective registration statement, to others within a 12-month period of time. The Seller further acknowledges and agrees that the instruments representing the newly issued shares of the Common Stock and Warrants issued to it shall be subject to a stop-transfer order and shall bear a restrictive legend, in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ARE "RESTRICTED SECURITIES," AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT."

     Section 3.07. DISCLOSURE. Neither this Agreement, nor any certificate, exhibit or other written document or statement, furnished to the Company by the Seller, IWC or CMI in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

     Section 3.08. SPECIFIC REPRESENTATION. The Seller specifically represents that it is not aware of any agreements, contracts, understandings, or commitments relating to the antenna technology, IWC, the Patents, sales orders, potential deals or any similar events or transactions except for those identified on Schedule 3.08 of this Agreement. The Seller acknowledges that if the Company discovers that a material event or transaction has not been listed on Schedule 3.08, within the time period set forth in Section 5.02, the Company shall have the right to rescind this Agreement and cause the parties to be returned to their "status quo" as if this Agreement had not been executed.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Seller as follows (it being acknowledged that the Seller is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of the Seller hereunder):

     Section 4.01. AUTHORIZATION. The Company has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions herein contemplated, to purchase and acquire the IWC and CMI Common Shares from the Seller and to perform all of its obligations hereunder. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of the Company, which authorizations remain in full force and effect and have been duly executed and delivered by the Company and no other corporate proceedings on the part of the Company are required to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Company and the Agreement is enforceable with respect to the Company in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement nor the consummation by the Company of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which the Company is a party or by which the Company or any of its assets or properties may be bound or
(b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to the Company or any of the assets or properties of the Company. To the best knowledge of the Company, no authorization, consent or approval of any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

     Section 4.02. BROKERAGE. The Company has no obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement and the Company shall indemnify and hold the Seller harmless against any liability or expenses arising out of any such claim.

     Section 4.03. INVESTMENT REPRESENTATION. The Company has the knowledge and experience in business and financial matters to meaningfully evaluate the merits and risks of the acquisition of the IWC and CMI Common Shares in exchange and partial consideration for the issuance of certain shares of the Common Stock, the transfer of certain of the Seller's Common Shares to be held as treasury shares or cancelled, the execution and delivery of certain promissory notes, agreements and options and the delivery of the other consideration as contemplated hereby. The Company has had an opportunity to conduct an independent review of the business, assets, properties, books and records of IWC and CMI for the purpose of satisfying itself as to the truth, accuracy and completeness of the representations and warranties made by the Seller. The Company understands and acknowledges that the IWC and CMI Common Shares were originally issued to the Seller, and will be sold, assigned, transferred and conveyed to the Company in the transactions contemplated hereby without registration or qualification or other filings being made under the U.S. Securities Act of 1933, as amended, or any applicable state securities or "Blue Sky" law, in reliance upon specific exemptions therefrom, and in furtherance thereof the Company represents that the IWC and CMI Common Shares will be taken and received by the Company for its own account for investment, with no present intention of a distribution or disposition thereof to others. The Company further acknowledges and agrees that the certificates representing the IWC and CMI Common Shares sold, assigned, transferred and conveyed to it shall be subject to a stop-transfer order and shall bear a restrictive legend, in substantially the following form:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ARE "RESTRICTED SECURITIES," AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT."

     Section 4.04. DISCLOSURE. Neither this Agreement, nor any certificate, exhibit or other written document or statement, furnished to the Seller by the Company in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

     Section 4.05. SPECIFIC REPRESENTATION. The Company specifically represents that neither it nor any of its affiliates are aware of any agreements, contracts, understandings, or commitments relating to the antenna technology, IWC, the Patents, sales orders, potential deals or any similar events or transactions except for those identified on Schedule 4.05 of this Agreement. The Company acknowledges that if Seller discovers that a material event or transaction has not been listed on Schedule 4.05, within the time period set forth in Section 5.02, Seller shall have the right to rescind this Agreement and cause the parties to be returned to their "status quo" as if this Agreement had not been executed.

                                    ARTICLE V

                      ADDITIONAL AGREEMENTS OF THE PARTIES

     Section 5.01. TAXES AND EXPENSES.

          (a) Except as otherwise expressly provided in subsection 5.01(b) below, IWC, CMI and the Seller, on the one hand, and the Company, on the other hand, shall each pay all of their own respective taxes, attorneys' fees and other costs and expenses payable in connection with or as a result of the transactions contemplated hereby and the performance and compliance with all agreements and conditions contained in this Agreement respectively to be performed or observed by each of them.

          (b) The Seller shall pay any and all Arizona and/or Colorado taxes, if any, which become due on account of the sale, assignment, transfer and conveyance of the IWC and CMI Common Shares to the Company.

          (c) The Company shall pay any and all Arizona and/or Colorado taxes, if any, which become due on account of the sale, assignment, transfer and conveyance of the assets sold pursuant to the certain Bill of Sale and Assignment Agreement.

     Section 5.02. EXPIRATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of IWC, CMI, the Seller and the Company contained herein and in any other document or instrument delivered by or on behalf of them shall survive the Closing for a period of six months.

     Section 5.03. INDEMNIFICATION.

          (a) INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and hold harmless the Company and any of its affiliates and their respective representatives, and their respective heirs, executors, administrators, successors and assigns (collectively, "Company Representatives"), and shall reimburse the Company and any of its affiliates and the Company Representatives, if liability is established by binding judicial or arbitration authority, for any claim, demand, loss, liability, damage or expense, including, without limitation, interest, penalties, all reasonable attorneys', accountants', all experts' fees and costs of investigations incurred as a result thereof (collectively "Damages") resulting from any of the following:

               (i) any breach or default in the performance by Seller of any covenant or agreement of Seller contained herein, in any agreement contemplated hereby, or in any Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of Seller pursuant hereto or thereto; or

               (ii) any breach of warranty or inaccurate or erroneous representation made by Seller herein, in any agreement contemplated hereby, or in any Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of Seller pursuant hereto or thereto.

          (b) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, defend and hold harmless Seller and any of its officers, directors, affiliates, agents, shareholders, successors and assigns (collectively, "Seller Representatives"), and shall reimburse Seller and the Seller Representatives, if liability is established by binding judicial or arbitration authority, for any Damages resulting from any of the following:

               (i) any breach or default in the performance by the Company of any covenant or agreement of the Company contained herein, in any agreement contemplated hereby, or in any Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant hereto or thereto; or

               (ii)  any  breach  of  warranty  or   inaccurate   or   erroneous
          representation   made  by  the  Company   herein,   in  any  agreement
          contemplated hereby, or in any Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant hereto or thereto.

          (c) CLAIMS FOR INDEMNITY. Whenever a claim for Damages shall arise for which one party ("Indemnitee") shall be entitled to indemnification hereunder, Indemnitee shall notify the other party ("Indemnitor") in writing within 30 days of the first receipt of notice of such claim, and in any event within such shorter period as may be necessary for Indemnitor to take appropriate action to resist such claim. Such notice shall specify all facts known to Indemnitee giving rise to such indemnity rights and shall estimate the amount of the liability arising therefrom. The right of Indemnitee to indemnification and the estimated amount thereof, as set forth in this notice, shall be deemed agreed to by Indemnitor unless, within 30 days after the mailing of such notice, Indemnitor shall notify Indemnitee in writing that it disputes the right of Indemnitee to indemnification, or that Indemnitor elects to defend such claim in the manner provided in Section 5.03(d) below. If Indemnitee shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same, or if unable to do so within 20 days of Indemnitor's delivery of notice of a dispute, such dispute shall be settled by binding arbitration before a single arbitrator in the City and County of Denver, State of Colorado, in proceedings conducted by the American Arbitration Association and pursuant to such organization's rules for commercial disputes, and any rights of indemnification established by reason of such settlement, compromise or arbitration shall promptly thereafter be paid and satisfied by Indemnitor.

          (d) DEFENSE OF CLAIMS. Upon receipt by Indemnitor of a notice from Indemnitee with respect to any claim of a third party against Indemnitee, and acknowledgment by Indemnitor (whether after resolution of a dispute or otherwise) of Indemnitee's right to indemnification hereunder with respect to such claim, Indemnitor shall assume the defense of such claim with counsel reasonably satisfactory to Indemnitee and Indemnitee shall cooperate to the extent reasonably requested by Indemnitor in defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Indemnitor in connection therewith. If Indemnitor shall acknowledge Indemnitee's right to indemnification and elect to assume the defense of such claim, Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee. If Indemnitor has assumed the defense of any claim against Indemnitee, Indemnitor shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided that, to the extent that such settlement requires Indemnitee to take, or prohibits Indemnitee from taking, any action or purports to obligate Indemnitee, then Indemnitor shall not settle such claim without the prior written consent of Indemnitee. If Indemnitor does not assume the defense of a third party claim and disputes Indemnitee's right to indemnification, Indemnitor shall have the right to participate in the defense of such claim through counsel of its choice, at Indemnitor's expense, and Indemnitee shall have control over the litigation and authority to resolve such claim subject to this Section 5.03.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.01. OTHER DOCUMENTS. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of it for the implementation and consummation of this Agreement and the transactions herein contemplated.

     Section 6.02. PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and the successors and assigns of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

     Section 6.03. GOVERNING LAW. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Colorado.

     Section 6.04. NOTICES. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

         If to the Company, to:      Intercell Technologies Corporation
                                     7201 East Camelback Road, Suite #250
                                     Scottsdale, Arizona 85251
                                     Attn:  Mr. Terry W. Neild, President and
                                            Chief Executive Officer

         If to the Seller, to:       Intercell Corporation
                                     370 Seventeenth Street, Suite #3290
                                     Denver, Colorado 80202
                                     Attn:  Mr. Paul H. Metzinger, President and
                                            Chief Executive Officer

         With copies to:             Kutak Rock
                                     717 Seventeenth Street, Suite #2900
                                     Denver, Colorado 80202-3329
                                     Attn: Brian D. Lewandowski and Robert J.
                                           Ahrenholz

Either party hereto may change its address by written notice to the other party given in accordance with this Section 6.04.

     Section 6.05. ENTIRE AGREEMENT. This Agreement and all exhibits and schedules, which comprise a material and substantive part of this Agreement, attached hereto contain the entire agreement between the parties and supersede all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by both parties hereto.

     Section 6.06. HEADINGS. The captions and headings used herein are for convenience only and shall not be construed as part of this Agreement.

     Section 6.07. ATTORNEYS' FEES. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including but not limited to the attorneys' fees, of the prevailing party in connection therewith.

     Section 6.08. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same document.

     Section 6.09 PUBLICITY. Each party expressly agrees that it will not make any public statement or announcement, whether written or oral, or cause any unaffiliated party to do the same, with respect to this Agreement and the transactions contemplated herein, without the prior written consent of the other party until such time as all conditions subsequent as contained in Schedule 2.01 of this Agreement have been satisfied in full.

     IN WITNESS THEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                   THE SELLER:

                                   INTERCELL CORPORATION
ATTEST:



By /s/ Alan Smith                   By /s/ Paul H. Metzinger
   -----------------------------       -----------------------------------------
   Alan Smith, Secretary               Paul H. Metzinger,  President  and  Chief
                                       Executive Officer

                                   THE COMPANY:

                                   INTERCELL TECHNOLOGIES CORPORATION
ATTEST:


By /s/ Lolita C. Prescod            By /s/ Terry W. Neild
   ----------------------------        -----------------------------------------
   Lolita C. Prescod, Secretary        Terry  W.  Neild,   President  and  Chief
                                       Executive Officer

                      ADDENDUM TO STOCK PURCHASE AGREEMENT

     This Addendum to Stock Purchase Agreement ("Addendum") is made and entered into this 25th day of July, 1995, by and between Intercell Technologies Corporation, a Colorado corporation (the "Company"), and Intercell Corporation, a Colorado corporation ("Seller"). The Company and Seller are sometimes referred to herein as the "Parties."

                                    RECITALS

     WHEREAS, the Parties have entered into that certain Stock Purchase Agreement dated July 18, 1997 (the "Agreement"); and

     WHEREAS, the parties desire to enter into this Addendum to supplement certain provisions contained in the Agreement and further define certain understandings of the Parties.

     NOW, THEREFORE, in consideration for the foregoing Recitals, which are hereby made a substantial part of this Addendum, and the mutual covenants, agreements, representations and warranties contained herein, the Parties hereto agree as follows.

     1. TERMS. Terms not otherwise defined herein shall have the meanings set forth in the Agreement.

     2. PAYMENT OF LEGAL FEES. The Parties hereby agree that the aggregate amount of expenses and legal fees incurred by Mr. Lou Ross in connection with the American Microcell Corporation legal matter is $29,236.00 and not $28,000.00 as set forth in Section 1.01(c) of the Agreement. By execution of this Addendum Seller hereby undertakes to reimburse Mr. Ross the additional amount of $1,236.00

     3. EXTENSION OF CLOSING DATE. Pursuant to Section 2.01 of the Agreement, the parties agree to extend the date in which the express conditions subsequent set forth in Section 2.01 are due to occur from Thursday, July 24, 1997 to Monday, July 28, 1997.

     4. EXECUTION VIA FACSIMILE. The Parties hereby agree that due to Mr. Neild being unable to attend the Closing, that said Closing shall be conducted via facsimile pursuant to the following terms:

         Signatures on all agreements executed in connection with the Agreement at the Closing, including this Addendum, may be executed by
    facsimile   transmission   and  shall  be  binding   upon  the  Parties
    transmitting the same by facsimile transmission. Counterparts with original signatures shall be provided to the respective attorneys of the other parties within five (5) days of the applicable facsimile transmission; provided, however, that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of such agreement. The Parties expressly agree that this provision shall be applicable and binding on the Parties, irrespective of whether the applicable agreement specifically provides for execution by facsimile signature.

     5. ALLOCATION OF PURCHASE PRICE. The Parties agree to use their best efforts to reach an agreement in good faith on the manner in which the Purchase Price shall be allocated on Schedule 1.03 of the Agreement.

     6. EFFECT OF ADDENDUM. Except as expressly set forth in this Addendum, the terms and provisions contained in the Agreement and any document or agreement delivered in relation thereto shall remain in full force and effect.

     IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                 INTERCELL CORPORATION



                                 By: /s/ Paul H. Metzinger
                                     -------------------------------------------
                                         Paul H. Metzinger,  President and Chief
                                         Executive Officer


                                 INTERCELL TECHNOLOGIES CORPORATION



                                 By: /s/ Terry W. Neild
                                     -------------------------------------------
                                         Terry  W. Neild,  President  and  Chief
                                         Executive Officer

                                        3